EXHIBIT 99.1

PRESS RELEASE

WASTE SERVICES ANNOUNCES
Ed Johnson Appointed Chief Financial Officer
BURLINGTON, Ontario, Monday, March 12, 2007 / PRNewswire-FirstCall/ — Waste Services, Inc. (Nasdaq: WSII) today announced the appointment of Edwin D. Johnson as Executive Vice President and Chief Financial Officer. Prior to joining the company, Mr. Johnson was Chief Financial Officer of Expert Real Estate Services, Inc., a full services real estate brokerage company, and Principal Consultant of Corporate Resurrections, a consulting firm providing financial and other services to distressed companies and start-up businesses. From 1992 to 1995, Mr Johnson was the Finance Director and Chief Financial Officer of Attwoods PLC, an international waste services company.
David Sutherland-Yoest, Waste Services Chairman and Chief Executive Officer, stated “We are extremely pleased to have Ed joining our executive team and we are confident that he will make a significant contribution to our company.”
Waste Services, Inc., a Delaware corporation, is a multi-regional integrated solid waste services company that provides collection, transfer, disposal and recycling services in the United States and Canada. The company’s web site is http://www.wasteservicesinc.com. Information on the company’s web site does not form part of this press release.
For information contact:
Ivan R. Cairns
Executive Vice President and General Counsel
Waste Services, Inc.
905-319-1237